UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐
Preliminary Proxy Statement
☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑
Definitive Proxy Statement
☐
Definitive Additional Materials
☐
Soliciting Material Pursuant to Rule 14a-12
TENAX THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑
No fee required.
☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)
Title of each class of securities to which transaction applies:
(2)
Aggregate number of securities to which transaction applies:
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)
Proposed maximum aggregate value of transaction:
(5)
Total fee paid:
☐
Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)
Amount Previously Paid:
(2)
Form, Schedule or Registration Statement No.:
(3)
Filing Party:
(4)
Date Filed:

TENAX THERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

April 28, 2017

Dear Stockholders:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Tenax Therapeutics, Inc., to be held on June 14, 2017, at 9:00 a.m. at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina, 27560. This booklet includes the Notice of Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement provides information about the business we will conduct at the meeting. We hope you will be able to attend the meeting, where you can vote in person.

The matters to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. We need more than half of our outstanding common shares to be represented at the Annual Meeting to establish a quorum. Every vote counts! Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the envelope provided. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time. You may also elect to vote your shares by telephone or electronically via the Internet. With respect to shares held through a broker, bank or nominee, please follow the separate instructions from your broker, bank or nominee on how to vote your shares.

Sincerely,

/s/ Michael B. Jebsen
Michael B. Jebsen
Interim Chief Executive Officer

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY, VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR ATTEND THE ANNUAL MEETING IN PERSON.

TENAX THERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

Notice of Annual Meeting of Stockholders
To Be Held on June 14, 2017

To the Stockholders:

The stockholders of Tenax Therapeutics, Inc. will hold an annual meeting (the “Annual Meeting”) on June 14, 2017, at 9:00 a.m. at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina, 27560.

The purpose of the meeting is to propose and act upon the following matters:

1.
the election of the six director nominees described in the Proxy Statement to serve as directors until the sooner of the 2018 Annual Meeting of Stockholders or the election and qualification of their successors;

2.
the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.
the advisory (non-binding) approval of Named Executive Officer compensation.

At the Annual Meeting we may transact such other business as may properly come before the meeting or any adjournment thereof.

The above matters are described in the Proxy Statement accompanying this notice.

The Board has fixed the close of business on April 17, 2017 as the record date for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting. Representation of at least a majority in voting interest of our common stock, either in person or by proxy, is required to constitute a quorum for purposes of voting on the proposals set forth above.

It is important that your shares be represented at the Annual Meeting to establish a quorum.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.

Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By order of the Board of Directors,

/s/ Nancy J. Hecox
Nancy J. Hecox, Corporate Secretary

April 28, 2017

TENAX THERAPEUTICS, INC.

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to be held on June 14, 2017

The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy, and 2017 Annual Report
to Stockholders are available at www.iproxydirect.com/TENX

The board of directors (the “Board of Directors” or the “Board”) of Tenax Therapeutics, Inc. is asking for your proxy for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting. The meeting will be held at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina, 27560 on June 14, 2017, at 9:00 a.m. local time, to elect the six director nominees described in this Proxy Statement, to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm, to solicit advisory (nonbinding) approval of named executive officer compensation and to conduct such other business as may be properly brought before the meeting.

The Board of Directors recommends that you vote “FOR” the election of the director nominees listed in this proxy statement, “FOR” ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm, and “FOR” the approval of the resolution regarding the advisory (nonbinding) vote on named executive officer compensation.

This proxy statement and the accompanying proxy card are first being delivered to stockholders on or about April 28, 2017.

All references in this Proxy Statement to “Tenax,” “we,” “our,” and “us” mean Tenax Therapeutics, Inc. All numbers of shares or share prices relating to our common stock in this Proxy Statement reflect the 1-for-20 reverse stock split of our common stock on May 10, 2013.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company (“Interwest”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Interwest on our behalf. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Annual Meeting.

How many votes do I have?

You are entitled to one vote for each share of our common stock that you hold.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by us to act as tellers for the meeting. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are generally not treated as votes cast for the matter. Abstentions do not count as a vote against the proposals. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

How do I vote?

If you are a stockholder of record, you may vote using any of the following methods:

●
Proxy Vote by Mail. Return the enclosed proxy form by mail using the enclosed prepaid envelope. Be sure to complete, sign and date the form before mailing. If you are a stockholder of record and you return your signed proxy form but do not indicate your voting preferences, the persons named in the proxy form will vote FOR the election of each director nominated by the Board of Directors, FOR the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm and FOR the approval of the resolution regarding the advisory (nonbinding) vote on named executive officer compensation, and at the discretion of the persons named in the proxy on any other matter that comes before the meeting for a vote.

●
Proxy Vote by Internet.  You may use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 13, 2017 by going to the website www.iproxydirect.com/TENX. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

●
Proxy Vote by Phone.  You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 13, 2017 by calling the toll-free number 866-752-VOTE(8683). Have your proxy card in hand when you call and then follow the instructions.

●
In Person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you are a beneficial owner because your shares are held in a stock brokerage account or by a bank or other nominee, to vote your shares you must direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing you received, or attend the Annual Meeting by following the directions below under “Who Can Attend the Annual Meeting?”

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●
sending written notice of revocation to our Corporate Secretary;

●
submitting a new, proper proxy by mail (not by Internet or phone) after the date of the revoked proxy; or

●
attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 17, 2017.

How many votes can be cast by all stockholders?

There were 28,236,494 shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

 What constitutes a quorum?

A majority of the outstanding shares present or represented by proxy, or 14,118,247 shares, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

What vote is required to approve each item?

For the election of the directors, the six directors who receive the greatest number of votes cast in person or by proxy will be elected directors.

The ratification of Cherry Bekaert LLP as our independent registered public accounting firm and the proposal relating to the advisory (nonbinding) vote on named executive officer compensation each require approval by a majority of the total votes cast in person or by proxy. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Cherry Bekaert LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit and Compliance Committee will reconsider whether or not to retain Cherry Bekaert LLP but still may retain them. Even if the selection is ratified, the Audit and Compliance Committee may change the appointment at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

If there are insufficient votes to approve the proposals, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders as of April 17, 2017 may attend the Annual Meeting. If you are listed as stockholder of record you may attend the Annual Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 17, 2017.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What is Tenax Therapeutics’ fiscal year?

We recently changed our fiscal year end from April 30 to December 31 and filed an Annual Report on Form 10-KT for the eight month transition period ended December 31, 2015 (“Transition Period 2015”). Our fiscal years ended December 31, 2016, April 30, 2015 and April 30, 2014 are referred to herein as “Fiscal 2016,” “Fiscal 2015,” and “Fiscal 2014,” respectively.

Where can I find more information about Tenax Therapeutics?

We file periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a) of the Securities Exchange Act of 1934. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are available without charge on our website (http://www.tenaxthera.com) as soon as reasonably practicable after filing. Further, the reports filed with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Tenax Therapeutics, Inc.
Attn: Investor Relations
ONE Copley Parkway, Suite 490
Morrisville, NC 27560
Telephone: (919) 855-2100

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

All six of the persons nominated for election to the Board of Directors at the Annual Meeting are currently serving as our directors. We are not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the Board will either select a substitute nominee or reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for election of the substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the sooner of the 2018 Annual Meeting of Stockholders or the election and qualification of their successors.

The following table lists the nominees for election and information about each as of April 28, 2017:

Name	Age	Position with Tenax Therapeutics, Inc.	Director Since
Ronald R. Blanck, DO	75	Chairman	December 2009
Anthony A. DiTonno	68	Director	December 2011
James Mitchum	64	Director	September 2015
Gregory Pepin	34	Director	August 2009
Gerald T. Proehl	58	Director	April 2014
Chris A. Rallis	63	Director	December 2011

Ronald R. Blanck, DO has served as a director since December 2009 and as Chairman since September 2011. Dr. Blanck has served as chairman of Martin, Blanck & Associates, a federal health services consulting firm based in Falls Church, VA since August 2006. Dr. Blanck has also served as director and chairman of Pyng Medical Corp, a medical device company since July 2012, as a director of Nanotherapeutics, Inc., a pharmaceutical manufacturing company since March 2014, and as chairman of VetFed Resources, Inc., a health solutions provider, since July 2015. He began his military career in 1968 as a medical officer and battalion surgeon in Vietnam, retiring 32 years later as a Lieutenant General and Surgeon General of the U.S. Army and commander of the U.S. Army Medical Command. He also served as commander of Walter Reed Medical Center and the North Atlantic Region Medical Command. His background also includes serving as president of the University of North Texas Health Science Center at Fort Worth, chair of the Board of Regents of Uniformed Services University and Vice-chair of the Education Commission on Foreign Medical Graduates. Dr. Blank has also been recognized as a Master of the American College of Physicians.

We believe Dr. Blanck’s extensive medical background and treatment of critical care patients qualify him to serve on our Board and his many leadership positions throughout his military career qualify him to serve as our Chairman of the Board.

Dr. Blanck serves as a member of the Corporate Governance and Nominating Committee and the Audit and Compliance Committee.

Anthony A. DiTonno has served as a director since December 2011. Since January 2013, Mr. DiTonno has served as Chief Executive Officer of Avantis Medical Systems, Inc., a medical device company that develops and manufactures catheter-based endoscopic devices.  From April 2003 until December 2011, Mr. DiTonno was President and Chief Executive Officer of Neurogesx Inc., a biopharmaceutical company based in the San Francisco Bay area (“Neurogesx”). During his time at Neurogesx, Mr. DiTonno also served on its board of directors.  Mr. DiTonno has funded companies through a variety of financial arrangements including private and public financings, partnerships and debt. He has also been successful in gaining regulatory approvals in both the United States and European Union. Previously, he was Executive Vice President of Marketing and Sales at Enteric Medical Technologies Inc., which was acquired by Boston Scientific Company; President and Chief Executive Officer of Lifesleep Systems, Inc.; and Vice President and General Manager of Olcassen Pharmaceuticals, which was sold to Watson Laboratories. Early in his career, he held a variety of positions of increasing responsibility at Rorer Group, Inc. (Rhône Poulenc Rorer) and Wyeth Laboratories. Mr. DiTonno received an M.B.A. from Drexel University and a B.S. in Business Administration from St. Joseph’s University.

We believe that Mr. DiTonno’s extensive corporate experience and financial background qualify him to serve on our Board and provides valuable insight to the company.

Mr. DiTonno serves as chair of the Compensation Committee.

James Mitchum has served as a director since September 2015.  Mr. Mitchum has served as the Chief Executive Officer of Heart to Heart International, a non-profit international humanitarian organization, since September 2014.  From March 2009 to July 2012, Mr. Mitchum served as President of the Americas for EUSA Pharma, Inc., where he oversaw the streamlining of that business as well as the development, FDA approval and successful launch of a pediatric oncology drug in 2011. From 2005 to 2008, Mr. Mitchum served as President and Chief Executive Officer of Enturia, Inc., a privately owned drug-device company, based in Kansas City. From 2003 to 2005, Mr. Mitchum served as the President and Chief Executive Officer of Sanofi-Aventis Group Japan and was Chief Executive for Aventis Pharma UK from 2000 through 2002. He served in many senior financial roles from 1985 until 1999 with HMR and predecessor companies and was the Corporate Controller for HMR from 1997 until 2000.  Mr. Mitchum currently serves as a director for NephroGenex Inc., a publicly traded company developing drugs to treat kidney disease. Mr. Mitchum has also served as a director on numerous private company and organization boards.  Mr. Mitchum earned an MBA in Business from the University of Tennessee in Knoxville, Tennessee and a Bachelor of Science degree in Business and Math from Milligan College in Johnson City, Tennessee.

We believe that Mr. Mitchum’s experience in managing companies in the life sciences industry, as well as his financial and operational expertise, qualify him to serve on our Board.

Mr. Mitchum serves as chair of the Audit and Compliance Committee.

Gregory Pepin has served as a director since August 2009. Since October 2013, Mr. Pepin has served as an independent financial consultant and managing director for Cedrus Capital LLC, an investment and business strategy consulting firm, primarily for foreign clients. From December 2011 until September 2013, Mr. Pepin served as managing director of FGP Capital France (“FGP”), a business strategy consulting firm. In May 2010, he co-founded EOS Investment, Ltd. (“EOS”), an investment company based in the Cayman Islands, which serves as investment manager of Vatea Fund, a stakeholder in our company, and as investment manager and managing director of OXBT Fund, one of our principal stockholders. EOS serves as the investment manager and the managing director for two other funds that are not affiliated with us. In May 2010, Mr. Pepin also co-founded Independent Wealth Management, SA, an investment management company based in Switzerland, and he served as a financial analyst for the company until December 2011. From July 2008 until April 2010, he was engaged as a Senior Vice President at Melixia SA (“Melixia”), an investment management company based in Switzerland. During his time at Melixia, Mr. Pepin’s primary responsibility was to oversee the formation of Vatea Fund. After establishing Vatea Fund, Mr. Pepin left Melixia, but has continued to serve as a Managing Director of Vatea Fund since June 2009. From September 2005 through the end of June 2008, Mr. Pepin was employed as a consultant in finance and insurance by Winter & Associates located in Paris, France. In July 2005, Mr. Pepin earned the degree of Master of Science and Economy, Finance and Actuaries, from HEC Lausanne.

We believe that Mr. Pepin’s investment management experience and skills qualify him to serve on our Board, and provide the Board with valuable insight into the investment community.

Mr. Pepin serves as a member of the Compensation Committee and of the Corporate Governance and Nominating Committee.

Gerald T. Proehl has served as a director since April 2014. Currently, Mr. Proehl is a Founder, President, CEO and Director of Dermata Therapeutics, LLC, a private biotechnology company. From January 2002 to January 2014, Mr. Proehl was the President, Chief Executive Officer and a Director of Santarus, Inc. (“Santarus”), a company that he helped to found in 1999.  From March 2000 through December 2001, Mr. Proehl was President and Chief Operating Officer of Santarus, and from April 1999 to March 2000, Mr. Proehl was Vice President, Marketing and Business Development of Santarus.  Mr. Proehl helped lead the sale of Santarus to Salix Pharmaceuticals for $2.6 billion in January of 2014.  Prior to joining Santarus, Mr. Proehl was with HMR for 14 years where he served in various capacities, including Vice President of Global Marketing. During his career at HMR he worked across numerous therapeutic areas, including CNS, cardiovascular, and gastrointestinal.  Mr. Proehl currently serves on the Board of Directors of Sophiris Bio Inc., a publicly traded company developing a late-stage, targeted treatment for benign prostatic hyperplasia, and Ritter Pharmaceuticals, Inc., a publicly traded company developing therapeutic products that modulate the human gut microbiome to treat gastrointestinal diseases.  Mr. Proehl also serves on a number of private company boards including Kinetek Sports, Inc., Patara Pharma, LLC and MDRejuvena, Inc.  Mr. Proehl holds a B.S. in education from the State University of New York at Cortland, an M.A. in exercise physiology from Wake Forest University and an M.B.A. from Rockhurst University.

We believe that Mr. Proehl’s general business and commercial experience in the pharmaceutical industry, as well as his strong background in business operations developed through his leadership at other companies, qualify him to serve on our Board.

Mr. Proehl serves as chair of the Corporate Governance and Nominating Committee and as a member of the Compensation Committee.

Chris A. Rallis has served as a director since December 2011. Since January 2008, Mr. Rallis has served as an Executive-in-Residence at Pappas Ventures, a life science venture capital firm based in Durham, NC. From April 2006 until June 2007, he was President and Chief Executive Officer of ImmunoBiosciences, Inc., a vaccine technology company formerly located in Raleigh, NC. He has served as a consultant for Duke University and Panacos Pharmaceuticals, Inc., and is the former President and Chief Operating Officer of Triangle Pharmaceuticals, Inc. (“Triangle”), which was acquired by Gilead Sciences in January 2003 for approximately $465 million. While at Triangle, he participated in 11 equity financings generating gross proceeds of approximately $500 million. He was also primarily responsible for all business development activities which included a worldwide alliance with Abbott Laboratories and the in-licensing of 10 compounds. Earlier, he served in various business development and legal management roles with Burroughs Wellcome, Co. Mr. Rallis serves on the boards of Aeolus Pharmaceuticals and Fennec Pharmaceuticals (formerly Adherex Technologies) and chairs the Audit Committee of both boards, both of which are publicly traded companies. He received his A.B. degree in economics from Harvard College and a J.D. from Duke University.

We believe that Mr. Rallis’ strong background in raising capital, business development and operations developed through his leadership at other companies operating within the biomedical industry qualifies him to serve on our Board.

Mr. Rallis serves as a member of the Audit and Compliance Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS

Code of Ethics

We have adopted a Code of Ethics applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. A copy of this code of conduct is posted on our website at http://investors.tenaxthera.com/corporate_governance. In the event the code of conduct is revised, or any waiver is granted under the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions, notice of such revision or waiver will be posted on our website or disclosed on a current report on Form 8-K as required.

Board Composition and Independence of Directors

Our Board of Directors currently has six members. Dr. Ronald R. Blanck is our Chairman and Anthony DiTonno, James Mitchum, Gregory Pepin, Gerald T. Proehl and Chris A Rallis are Directors.

In accordance with the listing rules of The Nasdaq Stock Market LLC (“NADAQ”), our Board of Directors must consist of a majority of “independent directors,” as determined in accordance with NASDAQ Rule 5605(a)(2). The Board has determined that current directors Messrs. Blanck, DiTonno, Mitchum, Pepin, Proehl and Rallis are independent directors in accordance with applicable Nasdaq listing rules. The Board performed a review to determine the independence of the director nominees and made a subjective determination as to each of these independent director nominees that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company. In making these determinations, the Board reviewed the information provided by the director nominees with regard to each individual’s business and personal activities as they may relate to us and our management.

Attendance at Meetings

The Board met four times during Fiscal 2016, and each of our directors attended at least 75% of the aggregate of the total number of board meetings held during the period each has been a director and the total number of meetings held by all committees on which each director then served. From time to time the Board also acted through written consents. We have no formal policy requiring director attendance at the Annual Meeting, although all directors are expected to attend the Annual Meeting if they are able to do so. All six directors of the company who were members of the Board at the time of the Annual Meeting in 2016 attended the 2016 Annual Meeting.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent Directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

Currently, Mr. Jebsen serves as our Interim Chief Executive Officer and Dr. Blanck, who has been a member of our board since December 2009, serves as our Chairman of the Board. Based on the Board’s most recent review of our Board leadership structure, the Board has determined that this leadership structure is optimal for the company because it allows Mr. Jebsen to focus on leading our business and operations and carrying out our strategy, and Dr. Blanck, our Chairman of the Board, to focus on leading our Board’s oversight of our strategy and business.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of highly qualified and experienced directors, a majority of whom are independent, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the Board’s three key Committees—Audit and Compliance, Compensation, and Corporate Governance and Nominating—are comprised entirely of independent directors. A number of Board and Committee processes and procedures, including regular executive sessions of directors, periodic executive sessions of the independent directors, and annual evaluations of our Chief Executive Officer’s performance against pre-determined goals, provide substantial independent oversight of our Chief Executive Officer’s performance. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the company and those who manage it on a day-to-day basis.

Board’s Role in Risk Oversight

We operate in a highly complex and regulated industry and are subject to a number of significant risks. The Board plays a key role with respect to our risk oversight, such as determining whether and under what circumstances we will engage in financing transactions or enter into strategic alliances and collaborations. The Board is also involved in our management of risks related to our financial condition or to the development and commercialization of our product candidates.

One of the Board’s risk oversight roles is to provide guidance to management. The Board receives regular business updates from members of senior management in order to identify matters that involve operational, financial, legal or regulatory risks.

To facilitate its oversight of our company, the Board of Directors has delegated certain functions (including the oversight of risks related to these functions) to Board committees. The Audit and Compliance Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions, and the Corporate Governance and Nominating Committee evaluates whether the composition of the Board is appropriate to respond to the risks that we face. The roles of these committees are discussed in more detail below.

Although the Board of Directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Standing Committees

Our Board of Directors has three standing committees: the Audit and Compliance Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Copies of the charters of the Audit and Compliance, Compensation, and Corporate Governance and Nominating Committees, as they may be amended from time to time, are available on our website at http://www.tenaxthera.com.

The Board has determined that all of the members of each of the Audit and Compliance, Compensation, and Corporate Governance and Nominating Committees are independent as defined under Nasdaq rules, and, in the case of all members of the Audit and Compliance Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit and Compliance Committee.

The Audit and Compliance Committee’s principal responsibilities include:

●
overseeing the accounting and financial reporting processes of our company and audits of our financial statements;

●
acting on behalf of the Board in providing oversight with respect to (i) the quality and integrity of our financial statements and internal accounting and financial controls; (ii) all audit, review and attest services relating to our financial statements and internal control over financial reporting (collectively, “Audit Services”), including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide Audit Services to us; and (iii) our compliance with legal and regulatory requirements;

●
reporting to the Board on such matters as the Audit and Compliance Committee deems necessary or appropriate to assure that the Board is informed of any significant developments within the scope of the Audit and Compliance Committee’s responsibilities that merit the attention of the Board;

●
providing the report required of the Audit and Compliance Committee by the rules of the SEC for inclusion in our annual proxy statement;

●
conducting review and oversight of any related person transactions, other than related person transactions for which the Board has delegated review to another independent body of the Board; and

●
fulfilling such other responsibilities as may be required of the Audit and Compliance Committee under applicable laws and regulations.

The members of the Audit and Compliance Committee are Messrs. Mitchum and Rallis and Dr. Blanck. Mr. Mitchum serves as chair of the Audit and Compliance Committee. The Board of Directors has determined that Messrs. Mitchum and Rallis and Dr. Blanck each qualify as an “audit committee financial expert” as defined by applicable SEC rules. The Audit and Compliance Committee met four times during Fiscal 2016.

Compensation Committee.

The Compensation Committee’s primary responsibilities include:

●
assisting the Board in discharging its overall responsibility relating to executive officer and director compensation and overseeing and reporting to the Board as appropriate on our compensation and benefit policies, programs and plans, including our stock-based compensation programs;

●
approving the compensation of all executive officers and recommending compensation for non-employee directors;

●
engaging and evaluating any compensation consultants, independent counsel and other advisers used to assist in the evaluation of director or executive compensation, including evaluation of the advisors’ independence in advance of engagement;

●
reviewing our succession and development plans for executive officers and other members of senior management; and

●
preparing an annual report on executive compensation for inclusion in our proxy statement, if required by applicable laws.

The members of the Compensation Committee are Messrs. DiTonno, Pepin and Proehl. Mr. DiTonno serves as chair of the Compensation Committee. The Compensation Committee met two times during Fiscal 2016.

Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee’s primary responsibilities include:

●
identifying individuals qualified to become directors and recommending that the Board select the candidates for all directorships to be filled by the Board or by the stockholders;

●
upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors;

●
developing and recommending to the Board corporate governance principles for our company; and

●
otherwise taking a leadership role in shaping the corporate governance of our company.

The members of the Corporate Governance and Nominating Committee are Messrs. Proehl and Pepin and Dr. Blanck. Mr. Proehl serves as chair of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time during Fiscal 2016.

Processes and Procedures for Executive and Director Compensation

The Compensation Committee has the authority to determine and approve the compensation of the Chief Executive Officer and all other executive officers, as described in “Compensation Discussion and Analysis.” The Corporate Governance and Nominating Committee has authority to determine and approve all matters pertaining to compensation of our directors. In making its determination with respect to the compensation of the Chief Executive Officer, the Compensation Committee considers, among other things, the Chief Executive Officer’s performance in light of established corporate goals and objectives. In making its determination with respect to the compensation of other executive officers, the Compensation Committee takes into account, among other things, each executive officer’s performance in light of established goals and objectives as well as the recommendations of the Chief Executive Officer. The Chief Executive Officer has no input and may not be present during voting or deliberations about his compensation. In addition, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti Consulting”), an independent executive compensation consultant, to provide advice to it regarding the compensation of our executive officers. Arnosti Consulting focuses on executive compensation and does not provide services other than those related to executive compensation and benefits. In making its determination with respect to director compensation, the Corporate Governance and Nominating Committee considers, among other things, the Compensation Committee’s recommendation, the Board’s overall level of performance, the individual director’s participation in committees, the compensation paid to other director’s in similarly situated companies, and our financial growth.

Our Compensation Committee may delegate its authority to the chair of the committee to the extent it deems necessary to finalize matters as to which the committee has given its general approval.

The Compensation and Corporate Governance and Nominating Committees have the authority to retain compensation consultants and other outside advisors to assist in discharging their responsibilities. The recommendations of such consultants are considered in conjunction with the other considerations listed above. As more fully described in “Compensation Discussion and Analysis,” our Compensation Committee looks to Arnosti Consulting to analyze our executive compensation structure and plan designs, and to assess whether the compensation programs are competitive with the market and support the Compensation Committee’s goal to align stockholders’ interests with those of our executive officers. To ensure Arnosti Consulting’s independence, Arnosti Consulting reports directly to our Compensation Committee and works specifically for the committee solely on compensation and benefits.

Procedures for Director Nominations

Under the charter of the Corporate Governance and Nominating Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board select qualified candidates for membership on the Board. In evaluating the suitability of individual director candidates, the Committee takes into account such factors as it considers appropriate, which may include (i) ensuring that the Board, as a whole, is diverse as to race, gender, culture, thought and geography, such that the Board reflects a range of viewpoints, backgrounds, skills, experience and expertise, and consists of individuals with relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (ii) minimum individual qualifications, including strength of character, mature judgment, relevant career experience, independence of thought and an ability to work collegially; (iii) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders; (iv) the extent to which the candidate would fill a present need on the Board; and (v) whether the candidate can make sufficient time available to perform the duties of a director. The Corporate Governance and Nominating Committee implements and assesses the effectiveness of these factors and the Board’s commitment to diversity by considering these factors in our assessment of potential director nominees and the overall make-up of our Board. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board, but rather the Board believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of our company and the composition of the Board. The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of possible nominees, and investigates and reviews each proposed nominee’s qualifications for service on the Board. The Corporate Governance and Nominating Committee may engage outside search firms to assist in identifying or evaluating potential nominees.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders. It is the policy of the Corporate Governance and Nominating Committee that candidates recommended by stockholders will be given appropriate consideration in the same manner as other candidates. The procedure for submitting candidates for consideration by the Corporate Governance and Nominating Committee for election at our 2018 Annual Meeting is described under “Other Matters—Stockholder Proposals.”

Stockholder Communications with Directors

It is the policy of our company and the Board to encourage free and open communication between stockholders and the Board. Any stockholder wishing to communicate with the Board should send any communication to Tenax Therapeutics, Inc., Attn: Corporate Secretary, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560. Any such communication must be in writing and must state the number of shares beneficially owned by the stockholder making the communication. Our Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This policy is not designed to preclude other communications between the Board and stockholders on an informal basis.

AUDIT COMMITTEE REPORT

The Audit and Compliance Committee has reviewed our audited financial statements for the year ended December 31, 2016, and has discussed these statements with management. The Audit and Compliance Committee has also discussed with Cherry Bekaert LLP, our independent registered public accounting firm during the year ended December 31, 2016, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit and Compliance Committee also received from Cherry Bekaert LLP the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and discussed with them their independence.

Based on the review and discussions noted above, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

With respect to the above matters, the Audit and Compliance Committee submits this report.

James Mitchum
Chris A. Rallis
Ronald R. Blanck

MANAGEMENT

The names and ages of our executive officers as of April 28, 2017 are listed below. Our executive officers are appointed by our Board of Directors to hold office until their successors are duly appointed and qualified, or until their resignation, retirement, death, removal, or disqualification. The information appearing below and certain information regarding beneficial ownership of securities by certain executive officers contained in this proxy statement has been furnished to us by the executive officers.

Name	Age	Position
Michael B. Jebsen, CPA	45	President, Interim Chief Executive Officer and Chief Financial Officer

Michael B. Jebsen joined our company as our Accounting Manager in April 2009, and was elected Chief Financial Officer, Executive Vice President Finance and Administration in August 2009 and was appointed as Interim Chief Executive Officer on April 3, 2017. Mr. Jebsen also served as our Interim Chief Executive Officer from August 2011 until November 2013. Before joining us, he was an auditor with Grant Thornton, LLP from July 2003 through December 2005 and from April 2008 through April 2009. In addition, he held various positions, including Chief Ethics Officer, Senior Internal Auditor, and Senior Financial Analyst with RTI International, a non-profit research and development organization, from January 2006 to February 2008. Mr. Jebsen holds a Master of Science in Accounting from East Carolina University and is a Certified Public Accountant, licensed in North Carolina.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis

The following discussion and analysis describes our executive compensation philosophy, components and policies, including analysis of the compensation earned by our named executive officers (the “Named Executive Officers”) in Fiscal 2016.

The following executives were our Named Executive Officers serving during Fiscal 2016:

Name	Position

John P. Kelley	Former Chief Executive Officer

Michael B. Jebsen	President, Interim Chief Executive Officer and Chief Financial Officer

Mr. Kelley served as our Chief Executive Officer until April 3, 2017, at which time, Mr. Jebsen was appointed as our Interim Chief Executive Officer.

This discussion and analysis is comprised of the following sections explaining the decisions that were made in determining the compensation for each Named Executive Officer during Fiscal 2016:

(1)
Executive Summary: highlights our compensation philosophy and elements, and Fiscal 2016 performance and pay;
(2)
Compensation Philosophy and Objectives: discusses the philosophy behind our compensation practices;
(3)
Compensation Process: discusses how each element of compensation is determined; and
(4)
Elements of Executive Compensation and Analysis of Fiscal 2016 Compensation Decisions: provides greater detail on each element of compensation and the individual compensation of each Named Executive Officer.

Executive Summary

The Compensation Committee is responsible for assisting the Board in determining executive officer compensation and overseeing and reporting to the Board as appropriate on our compensation and benefit policies, programs and plans, including our stock-based compensation programs. The Compensation Committee is also responsible for engaging and evaluating any compensation consultants, independent counsel and other advisers used to assist in the evaluation of director or executive compensation.

In making its determination with respect to the compensation of the Chief Executive Officer and other executive officers, the Compensation Committee considers, among other things, the officers’ performance against pre-established operational goals and objectives. In making its determination with respect to the compensation of other executive officers, the Compensation Committee also takes into account the recommendations of the Chief Executive Officer.

We compensate our executive officers generally through a mix of (i) base salary, (ii) annual cash bonus based on achievement of predetermined operational goals and (iii) long-term equity compensation, in the form of options or restricted common stock. Our executive compensation program is designed to attract, retain and motivate talented executive officers who are capable of providing leadership, innovation and implementation necessary to achieve our corporate objectives. The Compensation Committee believes that executive officer compensation should align the interests of the executive officers with those of our stockholders and provide individual executive officers with the opportunity to earn compensation at levels that are competitive with executives in comparable jobs at comparable companies within our peer company group.

During Fiscal 2016, the Compensation Committee engaged Arnosti Consulting, Inc. (“Arnosti Consulting”), an independent executive compensation consultant, to analyze our executive compensation structure and plan designs, and to assess whether the compensation programs are competitive with the market and support the Compensation Committee’s goal to align stockholders’ interests with those of the Named Executive Officers. Arnosti Consulting also provided the Compensation Committee with market data derived from our peer companies, which the Compensation Committee referenced when determining compensation for the Named Executive Officers.

Key actions the Compensation Committee took during Fiscal 2016 with respect to the Named Executive Officers are summarized below. These actions are discussed in depth below under “Elements of Executive Compensation and Analysis of Fiscal 2016 Compensation Decisions.”

●
Base salaries.  The 2016 base salaries of Mr. Kelley and Mr. Jebsen remained the same as their 2015 base salaries, as such amounts, when combined with potential bonus payments, continued to fall at or below the 60th percentile of the “market data” (as such term is described and defined in “Role of Benchmarking and Comparative Analysis” below).

●
Cash bonus. The Compensation Committee determined that each of Mr. Kelley and Mr. Jebsen achieved approximately 90% of the pre-established operational goals during Fiscal 2016. Accordingly, the Compensation Committee awarded Mr. Kelley with a bonus of $290,250, but determined that half would be paid in cash and half would be paid in the form of a stock grant, and awarded Mr. Jebsen a cash bonus of $146,250.

●
Long-term equity compensation. The Compensation Committee granted equity awards to Mr. Kelley and Mr. Jebsen, recognizing that such equity compensation aligns executives’ interests with stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain key executives.

Compensation Philosophy and Objectives

The Compensation Committee believes that the compensation packages provided to our Named Executive Officers should typically include both cash and, when appropriate, stock-based compensation and should, in part, be correlated with our results to reward performance as measured against established operational goals. For Fiscal 2016, the Compensation Committee endeavored to create compensation packages for our Named Executive Officers with the general goal that a substantial portion of such individuals’ total cash compensation would be at risk, and would generally only be earned by the executives if they achieved the predetermined operational goals set by the Compensation Committee.

For Fiscal 2016, the Compensation Committee generally targeted total compensation for our Named Executive Officers to be between the 25th and 50th percentiles of the market data. In setting Fiscal 2016 compensation for our Named Executive Officers, the Compensation Committee:

●
evaluated each element of compensation as compared to executives in similar roles in the Peer Group (as defined below);

●
assessed the performance of the Named Executive Officers, and considered the scope of responsibility and strategic impact of their respective roles within our company;

●
emphasized variable and performance-based compensation to motivate executives to achieve our business objectives and align pay with the market and performance; and

●
assessed whether our Named Executive Officers had sufficient equity interests in our company to ensure their alignment with stockholder interests.

Compensation Process

Role of Say-on-Pay Vote

At our 2015 Annual Meeting of Stockholders, approximately 98% of our stockholders who voted on the say-on-pay proposal approved the compensation of our Named Executive Officers. The Compensation Committee believes that this vote endorses our compensation philosophy and programs. Due to the support received and the relative similarities from year-to-year in our executive compensation structures, the 2015 advisory vote has had no measurable impact on our deliberations approving our current executive compensation programs. The Compensation Committee will continue to monitor stockholder feedback and the outcome of this year’s and our future say-on-pay proposal votes as it reviews and establishes future executive compensation plans and determines awards for our Named Executive Officers.

Executive Officers’ Roles

No executive officer, including our Chief Executive Officer, provides input to the Compensation Committee in setting his own compensation. However, in making its determination with respect to the compensation of our other executive officers, the Compensation Committee takes into account the recommendations of the Chief Executive Officer, who is responsible for annually evaluating the performance of the executive officers (except himself) and making recommendations to the Compensation Committee based on those reviews for the compensation of those executives. The Chief Executive Officer’s recommendations are one factor the Compensation Committee considers in making final compensation decisions.

Role of Compensation Consultant

The Compensation Committee has engaged Arnosti Consulting to act as its independent compensation consultant. The Compensation Committee has assessed Arnosti Consulting’s independence and determined that Arnosti Consulting had no conflicts of interest in connection with its provision of services to the Compensation Committee. Arnosti Consulting reports directly to the Compensation Committee and works with management only at the Compensation Committee’s direction. During Fiscal 2016, Arnosti Consulting was given the directive to analyze our executive compensation structure and plan designs, and to assess whether the compensation programs are competitive with the market and support the Compensation Committee’s goal to align the Named Executive Officers’ interests with those of our stockholders. Arnosti Consulting also provided the Compensation Committee with market data, which the Compensation Committee reviewed as part of the information used to determine compensation for the Named Executive Officers.

Role of Benchmarking and Comparative Analysis

During Fiscal 2016, the Compensation Committee used market analyses provided by Arnosti Consulting as a reference point to evaluate the competitiveness of our compensation packages for the executive officers. Arnosti Consulting developed a market overview (referred to herein as “market data”) using data from public company filings from a select peer group (the “Peer Group”). Jobs of similar scope and responsibility as those at the Peer Group companies are identified and a market overview is created for each of the executive officer roles. The Compensation Committee used this market data to analyze base salary, short-term cash incentive compensation and long-term equity compensation for Fiscal 2016.

Arnosti Consulting worked with the chair of the Compensation Committee, with input from management, to select the Peer Group based on the following criteria:

●
comparable market capitalization;
●
comparable development stage; and
●
comparable number of employees.

The Compensation Committee intends to review the Peer Group each year to determine if companies should be added or removed from the Peer Group list. Based on the criteria listed above, Arnosti Consulting and the chair of the Compensation Committee recommended that the Compensation Committee should include, and the Compensation Committee approved, the following companies:

Advaxis, Inc.	Ocera Therapeutics, Inc.
Akebia Therapeutics, Inc.	Opexa Therapeutics, Inc.
Anthera Pharmaceuticals Inc.	Pain Therapeutics, Inc.
Arqule Inc.	Paratek Pharmaceuticals, Inc.
Arrowhead Research Corporation	Proteon Therapeutics, Inc.
Athersys, Inc.	Repros Pharmaceuticals, Inc.
CEL-SCI Corporation	Rigel Pharmaceuticals, Inc.
Celsion Corporation	Sunesis Pharmaceuticals, Inc.
Eleven Biotherapeutics, Inc.	TG Therapeutics, Inc.
Inotek Pharmaceuticals, Inc.	Threshold Pharmaceuticals, Inc.
Nivalis Therapeutics, Inc.	Trevena, Inc.

In September 2016, the Compensation Committee evaluated our Named Executive Officer compensation against the compensation for similar officers of the Peer Group through the last completed fiscal years for which data was available. The Compensation Committee determined that compensation of our Named Executive Officers should track approximately to the relative market capitalization of our company compared to the other companies in the Peer Group, which was between the 25th and 50th percentile.

Determination of Objectives

At a meeting shortly after the end of the fiscal year, the Compensation Committee approves one or more operational goals that align with our strategic goals for the coming fiscal year. The operational goals, and their respective weighting, approved by the Compensation Committee for Fiscal 2016 included the following:

●
achievement of certain milestones related to our Phase III trial for levosimendan (50%);
●
achievement of certain milestones related to the ongoing LeoPARDS Trial (Levosimendan for the Prevention of Acute oRgan Dysfunction in Sepsis) (20%);
●
the implementation and execution of a pediatric strategy (10%);
●
achievement of certain business development goals (10%); and
●
finalization of plans for commercialization (10%).

Each Named Executive Officer’s performance is assessed against these goals and objectives. Achievement of these pre-determined operational objectives determines the eventual cash bonus payouts.

Elements of Executive Compensation and Analysis of Fiscal 2016 Compensation Decisions

The primary elements of our Named Executive Officer compensation are described below. The term “market data” is described under “Role of Benchmarking and Comparative Analysis” above.

Compensation Element	Purpose	Approach
Base Salary	Annual cash compensation for services rendered during the year.
Competitive market ranges are established using original data from the peer companies. The Committee focused on the 25th to 50th percentile as the most relevant range for decision-making. Actual executive salary is based on a holistic assessment by the Compensation Committee of the scope of position, experience, overall contributions to our company's success and individual performance and may be outside of this range.

Cash Bonus	Annual cash payments for achievement of predetermined operational goals and objectives.
Target annual cash bonus, as a percentage of a Named Executive Officer’s base salary, is established based on a review and evaluation of the market data. Actual payout is linked directly to the achievement of specified predetermined goals and objectives. The target annual cash bonus is based on 100% achievement of goals (with no cap on the bonus for greater than 100% achievement of goals and no pre-identified threshold amount).

Long-term Equity Compensation	Stock options or restricted common stock that are designed to drive Named Executive Officers’ focus on long-term growth and increased stockholder value.	Equity award grants are established based on a review and evaluation of the market data and corporate performance. Equity levels vary among participants based on position and current equity interests.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including the Named Executive Officers. The Compensation Committee annually reviews and evaluates the base salaries of the Named Executive Officers for adjustments based on the scope of each executive officerís responsibilities, individual contribution, prior experience and sustained performance. Base salaries are also reviewed and adjusted, as deemed appropriate, in other circumstances, such as significant changes in responsibility. The Named Executive Officers are not entitled to any specific base salary increase in any given year. In making decisions regarding salary increases, the Compensation Committee may also draw on the Peer Group market data reviewed by the Compensation Committee. During Fiscal 2016, the Compensation Committee determined that total compensation of our Named Executive Officers should be in line with the relative market cap of our company compared to the other companies in the Peer Group, which was between the 25th and 50th percentile. Accordingly, the Compensation Committeeís review of the market data and our companyís overall performance resulted in a determination that our Chief Executive Officerís and our Chief Financial Officerís annual base salaries remain at $430,000 and $325,000, respectively. The resulting annual base salaries for our Chief Executive Officer and Chief Financial Officer placed at approximately the 15th and 25th percentiles, respectively, of the relevant Peer Group market data.

The following table sets forth the annual base salaries of the Named Executive Officers as of December 31, 2016, December 31, 2015 and April 30, 2015, as well as the percentage increase from the Transition Period 2015 to Fiscal 2016:

Name	Fiscal 2015 Base Salary	Transition Period 2015 Base Salary	Percent Increase	Fiscal 2016 Base Salary
John P. Kelley	$330,000	$430,000	0.0%	$430,000
Michael B. Jebsen	$285,000	$325,000	0.0%	$325,000

Cash Bonus

We use annual cash bonuses to compensate the Named Executive Officers for the achievement of our specified predetermined goals and objectives. Under each of their employment agreements, during Fiscal 2016 Mr. Kelley and Mr. Jebsen were eligible to receive annual cash bonuses based on achievement of annual goals. During Fiscal 2016, Mr. Kelley and Mr. Jebsen were eligible to receive a target cash bonus consisting of 75% and 50%, respectively, of their base salaries, based on 100% achievement of the predetermined operational goals. There is no cap on the bonuses for greater than 100% achievement of goals, and there is no pre-identified threshold amount that must be achieved to receive any cash bonus payment.

The following table shows the Fiscal 2016 target annual cash bonus amount calculated as a percentage of the annual base salary for which each of Mr. Kelley and Mr. Jebsen was eligible.

Name and Principal Position	Fiscal 2016 Target Bonus Amount Percentage	Fiscal 2016 Target Bonus Amount
John P. Kelley	75%	$322,500
Michael B. Jebsen	50%	$162,500

As stated above, during Fiscal 2016, the Compensation Committee determined that compensation of our Named Executive Officers should be in line with 25th and 50th percentile of our Peer Group. Accordingly, the Compensation Committee’s review of the market data and our company’s overall performance resulted in a determination to (i) maintain our Chief Executive Officer’s target annual cash bonus at 75% of his base salary and (ii) maintain our Chief Financial Officer’s target annual cash bonus at 50% of his base salary. In effect, the resulting target annual cash bonuses for our Chief Executive Officer and Chief Financial Officer placed annual total cash compensation at approximately the 35th and 60th percentiles, respectively, of the relevant Peer Group market data.

The Compensation Committee determined that each of Mr. Kelley and Mr. Jebsen achieved approximately 90% of the pre-established operational goals for Fiscal 2016. Accordingly, the Compensation Committee awarded Mr. Kelley an annual bonus of $290,250, but determined that half would be paid in cash and half would be paid in the form of a stock grant, and awarded Mr. Jebsen a cash bonus of $146,250.

The Compensation Committee determined that during the fiscal year ending December 31, 2017, Mr. Kelley and Mr. Jebsen would be eligible to receive a target cash bonus consisting of 75% and 50%, respectively, of their base salaries, based on 100% achievement of the predetermined operational goals. There is no cap on the bonuses for greater than 100% achievement of goals, and there is no pre-identified threshold amount that must be achieved to receive any cash bonus payment.

The establishment and approval of operational goals for the year ending December 31, 2017, will be developed and approved by the Compensation Committee once we have had an opportunity to analyze the results of the recently completed Phase III trial for levosimendan, including the feedback provided by the FDA and to conduct a review of available strategic alternatives.

Long-term Equity Compensation

In December 2016, the Compensation Committee established an equity awards policy, which it believed would appropriately align the interests of the Named Executive Officers with the interests of our stockholders, drive appropriate performance, be market competitive and be effective for retention purposes. The Compensation Committee’s considerations included:

●
market data regarding the long-term incentive design among the Peer Group companies;
●
the appropriate way to incentivize executives toward the success of our company;
●
the portfolio of existing long-term incentive awards and their combined influence on focusing executive behavior on critical activities;
●
the availability of shares under shareholder approved plans; and
●
the views of the larger proxy advisory services.

As a result of its analysis, and with input from its independent compensation consultant, the Compensation Committee developed an equity awards policy for 2016 that utilized stock options.

Management, with the assistance of the independent compensation consultant presented multiple factors to the Compensation Committee for consideration, noting, among other things, that all companies in the Peer Group provided time-vested equity awards to assure that there are sufficient performance and retention incentives for their executives. After considering the market data, the pros and cons of the alternatives presented by management and the appropriate use of equity, the Compensation Committee determined to include performance- and time-based equity awards for 2016.

After assessing all appropriate factors, in December 2016, the Compensation Committee granted 240,000 and 150,000 stock options to Mr. Kelley and Mr. Jebsen, respectively. Mr. Kelley’s stock options were made in two separate grants. The first grant of 120,000 stock options will vest over three years, with 34% vesting on December 15, 2017 and 33% vesting on each of December 15, 2018 and 2019, provided, however, that no portion of the stock options will vest unless a new drug application for levosimendan has been filed with the U.S. Food and Drug Administration on or before May 31, 2017. Mr. Kelley’s second grant of 120,000 stock options and Mr. Jebsen’s grant of 150,000 stock options will vest in four equal annual instruments beginning on December 15, 2017. All of the options granted to Mr. Kelley and Mr. Jebsen have a term of ten years and an exercise price of $2.07.

Benefits and Other Compensation

We maintain broad based benefits that are provided to all employees, including health and dental insurance. Our executive officers are eligible to participate in all of our employee benefit plans, in each case, on the same basis as other employees.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with the Named Executive Officers, each such officer is entitled to specified benefits in the event of the termination of his employment under specified circumstances, including termination following a change in control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Employment and other Contracts” below.

Summary of Compensation

The following table provides certain summary information concerning compensation earned for services rendered in all capacities to us for the fiscal years or transition period indicated, by our Named Executive Officers. We had no other executive officers during any part of Fiscal 2016. This information includes the dollar values of base salaries, bonus awards, restricted stock, stock options and all other compensation, if any, whether paid or deferred.

The amounts for Mr. Kelley and Mr. Jebsen under the Option Awards column for Fiscal 2014 below reflect option grants made pursuant to their respective employment agreements, which were negotiated in connection with our acquisition of a license for levosimendan in our transaction with Phyxius Pharma, Inc. in November 2013. Prior to the acquisition of our license for levosimendan, our stock price was approximately $1.50 per share of common stock, however the amounts indicated in the Option Awards column for Fiscal 2014 below are based upon a stock price of approximately $5.65 per share of common stock.

In addition, at the time Mr. Jebsen was first appointed as interim Chief Executive Officer in August 2011, the Board determined that, upon completion of his service as interim Chief Executive Officer, he would be eligible to receive a discretionary bonus based upon his performance as interim Chief Executive Officer. In November 2013, Mr. Jebsen’s initial term of service as interim Chief Executive Officer was complete, with the appointment of Mr. Kelley as Chief Executive Officer following the Phyxius transaction. Following a review of Mr. Jebsen’s performance as interim Chief Executive Officer, and in light of his long period of service in that role, the Board awarded Mr. Jebsen a discretionary bonus consisting of $225,000 in cash and 32,143 shares of restricted common stock. These amounts are reflected in the Bonus and Stock Awards columns for Fiscal 2014 below.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan (2) ($)	All Other Compensation(3) ($)	Total ($)
John P. Kelley	Fiscal 2016	430,000	—	—	373,068	290,250(45)	—	1,093,318
Former Chief Executive Officer(4)	Transition Period 2015	286,667	—	—	—	159,000	—	445,667
	Fiscal 2015	330,000	—	—	—	148,500	—	478,500
	Fiscal 2014	151,250	—	—	3,954,628	82,500	—	4,188,378
Michael B. Jebsen, CPA(6)	Fiscal 2016	325,000	—	—	233,168	146,250	—	704,418
President, Interim Chief Executive Officer and Chief Financial Officer	Transition Period 2015	216,667	—	—	—	81,000	—	297,667
	Fiscal 2015	285,000	—	2,141(7)	—	128,250	9,600	424,991
	Fiscal 2014	309,375	225,000	332,150	3,954,628	176,150	9,600	5,007,003

(1)
The amounts in these columns reflect the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation — Stock Compensation. The assumptions made in determining the fair values of our stock and option awards are set forth in Note G to our Financial Statements included in our Form 10-K for Fiscal 2016, filed with the SEC on March 16, 2017.

(2)
These payments were made based on achievement of annual goals in accordance with each of Mr. Kelley’s and Mr. Jebsen’s employment agreement, which is described below in the section entitled “Employment and other Contracts.”

(3)
The amounts in this column represent payments for automobile allowances issued in accordance with the terms of Mr. Jebsen’s employment agreement, which is described below in the section entitled “Employment and other Contracts.”

(4)
On April 3, 2017, Mr. Kelley resigned as our Chief Executive Officer and as a director.

(5)
$145,125, or 50%, of this payment was settled by a grant of 213,420 shares of common stock, with the remainder of $145,125 paid in cash.

(6)
Mr. Jebsen served as our Interim Chief Executive Officer from August 2011 until November 2013. In connection with such service, Mr. Jebsen received additional compensation of $10,000 per month. Mr. Jebsen’s salary for Fiscal 2014 reflects the additional compensation he received during the portion of Fiscal 2014 in which he served as our Interim Chief Executive Officer.

(7)
Represents the grant date fair value of the shares issued in accordance with the terms of Mr. Jebsen’s employment agreement, which is described below in the section entitled “Employment and other Contracts.”

Employment and other Contracts

John P. Kelley

In connection with Mr. Kelley’s appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Kelley effective as of November 13, 2013 (the “Kelley Employment Agreement”). Under the Kelley Employment Agreement, Mr. Kelley received an annual base salary of $330,000. Mr. Kelley also received participation in medical insurance, dental insurance and other benefit plans on the same basis as our other officers. Under the Kelley Employment Agreement, Mr. Kelley also received an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). The Kelley Employment Agreement also provided for the Kelley Contingent Option Award described below.

On June 18, 2015, we entered into an amendment to the Kelley Employment Agreement. The amendment to Mr. Kelley’s employment agreement increased his base salary to $430,000 from $330,000, effective as of May 1, 2015, and also increased his target annual cash bonus to 75% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals).

The Kelley Employment Agreement was effective for a one-year term, and automatically renewed for additional one-year terms, unless the Kelley Employment Agreement was terminated in advance of renewal or either party gave notice at least 90 days prior to the end of the then current term of an intention not to renew.

Pursuant to Kelley Employment Agreement, Mr. Kelley received a one-time non-statutory stock option grant of 893,220 shares of common stock in April 2014, following stockholder approval of the amendment to the 1999 Stock Plan to increase the amount of stock options authorized for issuance under the 1999 Stock Plan to 4,000,000 shares of common stock (the “Kelley Contingent Option Award”).

On April 3, 2017, Mr. Kelley resigned as our Chief Executive Officer and as a director effective immediately. In connection with his resignation, Mr. Kelley entered into a Separation and General Release Agreement (the “Separation Agreement”), dated April 7, 2017.

Under the Separation Agreement, Mr. Kelley is entitled to receive severance in an amount equal to one year of his current base annual salary and a pro-rated amount of his annual bonus that would have been received had 100% of his annual goals been achieved (less applicable taxes and withholdings), payable in a lump sum on the 60th day following the date of his resignation in exchange for a standard release of employment claims. We will also reimburse COBRA premiums for coverage of Mr. Kelley and his eligible dependents for up to 12 months if Mr. Kelley timely and properly elects continuation coverage. The Separation Agreement also contains such confidentiality provisions and other terms and conditions as are usual and customary for agreements of this type. All of Mr. Kelley’s obligations under his Employee Non-Disclosure, Inventions Assignment, and Competitive Business Activities Agreement, dated November 13, 2013, regarding confidentiality and proprietary information will continue.

Pursuant to the Separation Agreement, for the 12-month period following the date of his resignation, Mr. Kelley will provide consulting services as may be reasonably requested by us. The parties intend that such services shall not exceed 20% of Mr. Kelley’s average amount of work time during the 36 month period prior to the date of his resignation. Mr. Kelley will be paid a consulting rate of $500 per hour for all services provided during the consulting period.

Michael B. Jebsen

Pursuant to the employment agreement with Mr. Jebsen that was effective during a portion of Fiscal 2014 (the “Prior Jebsen Employment Agreement”), Mr. Jebsen received as compensation (i) an annual base salary of $210,000, (ii) a fixed monthly automobile allowance of $800, and (iii) participation in medical insurance, dental insurance, and other benefit plans on the same basis as our other officers. Under the Prior Jebsen Employment Agreement, Mr. Jebsen received an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). In addition to the foregoing, Mr. Jebsen received annual grants totaling 430 shares of our restricted common stock, vesting over a 12-month period, of which 180 shares will only vest so long as he continued serving as our Corporate Secretary.

The Prior Jebsen Employment Agreement (i) was to be effective for a one-year term, and automatically renewed for additional one-year terms, unless the Prior Jebsen Employment Agreement was terminated in advance of renewal or either party gave notice at least 90 days prior to the end of the then current term of an intention not to renew, and (ii) provided that we would indemnify Mr. Jebsen against any adverse tax consequences in connection with the Prior Jebsen Employment Agreement or any prior employment agreement that may result from any non-compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”). In addition, the Prior Jebsen Employment Agreement included certain severance arrangements.

On March 21, 2011, we entered into an indemnification agreement with Mr. Jebsen, which provides that in respect of acts or omissions occurring prior to such time as Mr. Jebsen ceases to serve as our officer Mr. Jebsen will receive (i) indemnification and advancement of expenses to the extent provided under our Certificate of Incorporation and to the fullest extent permitted by applicable law and (ii) indemnification against any adverse tax consequences in connection with prior option awards that may have been non-compliant with Section 409A of the IRC.

Effective November 13, 2013, we entered into a new amended and restated employment agreement with Mr. Jebsen (the “Jebsen Employment Agreement”). The Jebsen Employment Agreement was effective during a portion of Fiscal 2014, Fiscal 2015, Transition Period 2015 and Fiscal 2016. Under the Jebsen Employment Agreement, Mr. Jebsen receives an annual base salary of $285,000. Mr. Jebsen also receives participation in medical insurance, dental insurance and other benefit plans on the same basis as our other officers. Under the Jebsen Employment Agreement, Mr. Jebsen is also eligible to receive an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). The Jebsen Employment Agreement also provides for the Jebsen Contingent Option Award described below. In addition to the foregoing, Mr. Jebsen also received a fixed monthly automobile allowance of $800 and annual grants totaling 430 shares of restricted common stock, vesting over a 12-month period, of which 180 shares will only vest so long as he continues serving as our Treasurer. In addition, on November 13, 2013, the Board also awarded Mr. Jebsen a discretionary bonus consisting of $225,000 in cash and 32,143 shares of restricted common stock, one half of which vested immediately and one-half which vested six months after the grant, in recognition of his service as our interim Chief Executive Officer from August 2011 through November 2013.

On June 18, 2015, we entered into an amendment to the Jebsen Employment Agreement. The amendment to Mr. Jebsen’s employment agreement increased his base salary to $325,000 from $285,000, effective as of May 1, 2015, while removing the fixed monthly automobile allowance of $800.

The Jebsen Employment Agreement was effective for a one-year term, and automatically renews for additional one-year terms, unless the Jebsen Employment Agreement is terminated in advance of renewal or either party gives notice at least 90 days prior to the end of the then current term of an intention not to renew. If Mr. Jebsen is terminated without cause, if he terminates his employment for good reason, or if we elect not to renew the Jebsen Employment Agreement, Mr. Jebsen would be entitled to receive (i) one year of base salary, (ii) a pro-rated amount of the annual bonus that he would have received had 100% of goals been achieved, and (iii) one year of COBRA reimbursements or benefits payments, as applicable. Mr. Jebsen’s entitlement to these payments is conditioned upon execution of a release of claims.

For purposes of the Jebsen Employment Agreement: (i) “cause” includes (a) a willful material breach of the Employment Agreement by Mr. Jebsen, (b) material misappropriation of our company’s property, (c) material failure to comply with our company’s policies, (d) abuse of illegal drugs or abuse of alcohol in a manner that interferes with the performance of Mr. Jebsen’s duties, (e) dishonest or illegal action that is materially detrimental to our company, and (f) failure to disclose material conflicts of interest, and (ii) “good reason” includes (a) a material reduction in base salary, (b) a material reduction of Mr. Jebsen’s authority, duties or responsibility, (c) certain changes in geographic location of Mr. Jebsen’s employment, or (d) a material breach of the Jebsen Employment Agreement by us.

Pursuant to Jebsen Employment Agreement, Mr. Jebsen received a one-time non-statutory stock option grant of 893,220 shares of common stock in April 2014, following stockholder approval of the amendment to the 1999 Stock Plan to increase the amount of stock options authorized for issuance under the 1999 Stock Plan to 4,000,000 shares of common stock (the “Jebsen Contingent Option Award”).

On April 3, 2017, the Board appointed Mr. Jebsen as our Interim Chief Executive Officer, and he will continue to serve as our President and Chief Financial Officer. In connection with Mr. Jebsen’s appointment as Interim Chief Executive Officer, we will provide Mr. Jebsen with additional compensation of $10,000 per month for each month that he serves as Interim Chief Executive Officer. In addition, Mr. Jebsen was granted, on the effective date of his appointment as Interim Chief Executive Officer, a stock option to purchase 200,000 shares of our common stock. The award will vest over a four-year period, with 25% of the option award vesting on the first four anniversaries of the grant date provided Mr. Jebsen remains continuously employed with us through each anniversary, however, the vesting of the stock option shall accelerate and become fully vested upon the achievement of specified performance goals.

Equity Awards

In September 1999, our Board of Directors approved the 1999 Amended Stock Plan, which provided for the granting of incentive and nonstatutory stock options to employees and directors to purchase up to 13,333 shares of our common stock. The 1999 Amended Stock Plan was approved by stockholders on October 10, 2000. Options granted under the 1999 Amended Stock Plan generally have vesting schedules of up to four years and have expiration periods of generally ten years. On June 17, 2008, our stockholders approved an amendment and restatement to the 1999 Amended Stock Plan to increase the number of shares of common stock available for awards under the plan from 13,333 to 40,000, to increase the maximum number of shares covered by awards granted under the 1999 Amended Stock Plan to an eligible participant from 13,333 to 16,667 shares, and to make additional technical changes to update the plan. On September 30, 2011, our stockholders approved an amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 40,000 to 300,000. On March 13, 2014, our stockholders approved a second amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 300,000 to 4,000,000. On September 15, 2015, our stockholders approved a third amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 4,000,000 to 5,000,000. Persons eligible to receive grants under the 1999 Amended Stock Plan consist of all of our employees, including executive officers and non-employee directors. As of December 31, 2016, December 31, 2015 and April 30, 2015, we had 4,733,698, 4,007,698 and 3,693,298 outstanding options under the 1999 Amended Stock Plan, respectively. As of December 31, 2016, December 31, 2015 and April 30, 2015, we had 214, 394 and 90 outstanding shares of restricted stock under the 1999 Amended Stock Plan, respectively. As of December 31, 2016, December 31, 2015 and April 30, 2015, there were 268,500, 994,713 and 122,399, respectively, shares available for grant under the 1999 Amended Stock Plan.

In addition, we have issued options outside the 1999 Amended Stock Plan. At December 31, 2016, the total number of options outstanding that were issued outside the 1999 Amended Stock Plan was 8,334 with a weighted average exercise price of $3.22.

On June 16, 2016, our stockholders approved the 2016 Stock Incentive Plan (the “2016 Plan”), which provides for the issuance of up to 3,000,000 shares of common stock. Under the 2016 Plan, with the approval of the Compensation Committee, the Company may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards or other stock-based awards. As of December 31, 2016 the Company had not issued any awards under the 2016 Plan and there were 3,000,000 shares of common stock available for grant under the 2016 Plan.

The following table summarizes certain information as of December 31, 2016 concerning the stock options and restricted stock granted to the Named Executive Officers during the year ended December 31, 2016. No stock appreciation rights or long-term performance awards had been granted as of December 31, 2016.

Fiscal 2016 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts under Non-equity Incentive Plan Awards (1) Target ($)	Estimated Future Payouts under Equity Incentive Plan Awards Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
John P. Kelley		322,500	—	—	—	—	—
Former Chief Executive Officer	12/15/16	—	—	—	120,000	$2.07	186,534
	12/15/16	—	120,000(4)	—	—	$2.07	186,534

Michael B. Jebsen, CPA		162,500	—	—	—	—	—
President, Interim Chief Executive Officer and Chief Financial Officer	12/15/16	—	—	—	150,000	$2.07	233,168
	5/1/2016	—	—	430(5)	—	—	1,170

(1)
The amounts in this column reflect the target annual cash bonus opportunities under each Named Executive Officer’s employment agreement for Fiscal 2016. There are no threshold or maximum payouts under the Named Executive Officers’ employment agreements. The actual cash bonuses paid to the Named Executive Officers for Fiscal 2016 are set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan” column.

(2)
The stock option awards granted to Messrs. Kelley and Jebsen vest and become exercisable in four equal annual installments beginning on December 15, 2017.

(3)
The amounts in this column reflects the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation — Stock Compensation. The assumptions made in determining the fair values of our stock and option awards are set forth in Note G to our Financial Statements included in our Form 10-K for Fiscal 2016, filed with the SEC on March 16, 2017.

(4)
This stock option award granted to Mr. Kelley vests and becomes exercisable over three years, with 34% vesting on December 15, 2017 and 33% vesting on each of December 15, 2018 and 2019, provided, however, that no portion of the stock options will vest unless a new drug application for levosimendan has been filed with the U.S. Food and Drug Administration on or before May 31, 2017.

(5)
Reflects shares of restricted common stock granted pursuant to Mr. Jebsen’s employment agreement that vest monthly over a 12 month period.

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the Named Executive Officers as of December 31, 2016.

Outstanding Equity Awards as of December 31, 2016

	Option Awards(1)					Stock Awards
Name and Principal Position	Number of securities underlying unexercised options (Exercisable) (#)	Number of securities underlying unexercised options (Unexercisable) (#)	Equity incentive plan award: number of securities underlying unexercised unearned options (#)	Option exercise price ($/Sh)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
John P. Kelley	446,610(2)	—	446,610(2)	5.65	4/2/2024	—	—
Former Chief Executive Officer	—	120,000(3)	—	2.07	12/15/2026	—	—
	—	—	120,000(4)	2.07	12/15/2026	—	—

Michael B. Jebsen, CPA	34	—	—	123.00	7/20/2019	—	—
President, Interim Chief Executive Officer and Chief Financial Officer	167	—	—	117.00	8/12/2019	—	—
	34	—	—	127.60	9/1/2019	—	—
	34	—	—	117.00	10/1/2019	—	—
	34	—	—	129.00	11/1/2019	—	—
	34	—	—	111.60	12/1/2019	—	—
	34	—	—	115.80	1/1/2020	—	—
	34	—	—	114.60	2/1/2020	—	—
	34	—	—	102.00	3/1/2020	—	—
	34	—	—	100.00	4/1/2020	—	—
	34	—	—	100.00	5/1/2020	—	—
	34	—	—	59.40	6/1/2020	—	—
	34	—	—	57.80	7/1/2020	—	—
	34	—	—	54.80	8/1/2020	—	—
	167	—	—	55.80	8/13/2020	—	—
	34	—	—	60.80	9/1/2020	—	—
	34	—	—	50.60	10/1/2020	—	—
	34	—	—	42.20	11/1/2020	—	—
	34	—	—	43.00	12/1/2020	—	—
	625	—	—	43.00	12/1/2020	—	—
	34	—	—	38.40	1/1/2021	—	—
	34	—	—	41.00	2/1/2021	—	—
	34	—	—	38.60	3/1/2021	—	—
	34	—	—	36.80	4/1/2021	—	—
	446,610(2)	—	446,610(2)	5.65	4/2/2024	—	—
	—	150,000(3)	—	2.07	12/15/2026	—	—

(1)
Except as otherwise noted, the option awards reflected in these columns vested immediately on the date of grant. The date of grant for each of these options is the date 10 years prior to the expiration date reflected in this table.

(2)
These options were granted with the following vesting schedule: 25% on the (i) Initiation of the Phase III Clinical Trial or (ii) Parent attaining a Market Capitalization of at least $50,000,000; 25% on the (i) Database Lock with respect to the Phase III Clinical Trial or (ii) Parent attaining a Market Capitalization of at least $100,000,000; 25% on the Acceptance For Review of an NDA for the Product for LCOS; 25% on the Approval of the Product for LCOS.

(3)
These options were granted with the following vesting schedule: 25% on each anniversary of the grant date.

(4)
This option was granted with the following vesting schedule: 34% vesting on December 15, 2017 and 33% vesting on each of December 15, 2018 and 2019, provided, however, that no portion of the stock options will vest unless a new drug application for levosimendan has been filed with the U.S. Food and Drug Administration on or before May 31, 2017.

Option Exercises and Stock Vested

The following table provides information about options exercised by the Named Executive Officers during Fiscal 2016.

Option Exercises and Stock Vested during Fiscal 2016

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Name and Principal Position
John P. Kelley	—	—	—	—
Former Chief Executive Officer
Michael B. Jebsen, CPA	—	—	221	536
President, Interim Chief Executive Officer and Chief Financial Officer

(1) Value realized is determined by multiplying (i) the market value of the underlying shares on the vesting date by (ii) the number of underlying shares.

Potential Payments Upon Termination or Change of Control

Employment Agreements

We have entered into employment agreements with each of Mr. Kelley and Mr. Jebsen that include severance arrangements as described above under “Employment and other Contracts.”

1999 Amended Stock Plan

Each of Mr. Kelley and Mr. Jebsen have received equity awards under our 1999 Amended Stock Plan, which provide for accelerated vesting under certain circumstances. Pursuant to the terms of the option grants to each of Mr. Kelley and Mr. Jebsen, if either was terminated other than as a result of his death or disability, his unvested options would terminate on his termination date and his vested options would remain exercisable until 3 months after the termination date. If Mr. Kelley or Mr. Jebsen was terminated as a result of his death or disability, his unvested options would terminate on his termination date and his vested options would remain exercisable until 12 months after the termination date.

Additionally, upon a change of control, except as otherwise determined by the Board of Directors in its discretion, all options would become fully vested and exercisable. Upon a change of control, except as determined in the discretion of the Board of Directors, restrictions on shares of restricted stock would not automatically lapse. For this purpose, a “change of control” means: (i) the acquisition of shares of our stock representing fifty percent (50%) or more of the combined voting power of the shares entitled to vote on the election of directors; (ii) the consummation of a merger, share exchange, consolidation or reorganization involving us and any other company or other entity as a result of which less than fifty percent (50%) of the combined voting power of the surviving or resulting company or entity after such transaction is held in the aggregate by the holders of the combined voting power of our outstanding shares immediately prior to such transaction; (iii) the approval by our stockholders of an agreement for the sale or disposition by us of all or substantially all of our assets; or (iv) a change in the composition of the Board of Directors occurring within a two-year period, as a result of which fewer than a majority of directors were current directors.

Summary of Potential Payments Upon Termination or Change of Control as of December 31, 2016

The following table quantifies the amounts that would be payable to the Named Executive Officers upon termination of their employment under the circumstances described above under “Employment and other Contracts.” We calculated the amounts shown based upon each such Named Executive Officer’s employment agreement, if applicable, described above and upon the hypothetical assumption that we terminated each Named Executive Officer effective December 31, 2016. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon an executive’s actual termination of employment.

	Company Termination			Executive Termination
	For Cause ($)	Without Cause ($)	Through Notice of Non-Renewal ($)	Through Notice of Non-Renewal ($)	For Good Reason ($)	Death or Disability ($)	Change of Control (no termination) ($)
John P. Kelley
Cash Severance (1)	-	752,500	752,500	-	752,500	-	-
Insurance Benefits (2)	-	32,742	32,742	-	32,742	-	-
Vesting Acceleration (3)	-	-	-	-	-	-	-
Total	-	785,242	785,242	-	785,242	-	-

Michael B. Jebsen
Cash Severance (1)	-	487,500	487,500	-	487,500	-	-
Insurance Benefits (2)	-	24,782	24,782	-	24,782	-	-
Vesting of Acceleration (3)	-	-	-	-	-	-	-
Total	-	512,282	512,282	-	512,282	-	-

(1)
Equals one year of base salary and a pro-rated amount of the annual bonus that would have been received had 100% of goals been achieved. Amount would be paid in monthly installments following termination.

(2)
Equal to 12 times our monthly cost of providing medical, dental, vision, long-term disability and term life insurance benefits. The amount above also includes the estimated value of additional payments related to taxes incurred (at an assumed tax rate of 35%) as a result of our reimbursement of these expenses. Amount would be paid in monthly installments following termination.

(3)
Equal to the number of unvested options that would be accelerated upon a change of control, multiplied by the difference between the exercise price of each such stock option, and the fair market value of $1.95 per share as of December 31, 2016 based on the closing price of our shares of common stock as reported on Nasdaq.

On April 3, 2017, Mr. Kelley resigned as our Chief Executive Officer and as a director effective immediately. In connection with his resignation, Mr. Kelley entered into the Separation Agreement, pursuant to which Mr. Kelley is entitled to receive severance as set forth above under “Employment and other Contracts.”

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2016.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Plan category
Equity compensation plans approved by security holders	4,733,912	$4.98	268,500(1)
Equity compensation plans not approved by security holders(2)	8,334	$3.22	0
Total	4,742,246	$4.98	268,500

(1)	All of these shares are available for issuance as restricted stock under the 1999 Amended Stock Plan.
(2)	Inducement stock option grants outside of the 1999 Amended Stock Plan.

Compensation of Directors

The following table summarizes the compensation paid to non-employee directors for Fiscal 2016.

Fiscal 2016 Director Compensation

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Ronald R. Blanck, DO(1)	63,625	22,385	—	—	86,010
Anthony DiTonno(1)	49,167	22,385	—	—	71,552
James Mitchum(1)	51,875	54,243	—	—	106,118
Gregory Pepin(1)	50,292	22,385	—	—	72,677
Gerald T. Proehl(1)	52,250	22,385	—	—	74,635
Chris A. Rallis(1)	48,125	22,385	—	—	70,510

(1)
As of December 31, 2016, our non-employee directors held the following aggregate stock options: Dr. Blanck, 40,507; Mr. DiTonno, 41,488; Mr. Mitchum, 35,000; Mr. Pepin, 30,000; Mr. Proehl, 45,000; Mr. Rallis, 39,798.

During Fiscal 2016, all of our non-employee directors were paid the following compensation for service on the Board and Board Committees according to the policies established for director compensation by the Corporate Governance and Nominating Committee:

●
An annual director fee in each fiscal year of $45,000 ($55,000 for our board chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual audit committee member fee in each fiscal year of $7,500 ($15,000 for our audit committee chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual compensation committee member fee in each fiscal year of $5,000 ($10,000 for our compensation committee chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual nominating and corporate governance committee member fee in each fiscal year of $3,500 ($7,000 for our nominating and corporate governance committee chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual grant of 10,000 stock options, which vest one year after the grant date and are exercisable for a period of ten years, issued on the first day of each fiscal year; and

●
Reimbursement of travel and related expenses for attending Board and Committee meetings, as incurred.

In addition to the compensation described above, Dr. Blanck was granted a 2,000 stock option award on his initial nomination to the Board. The options vested immediately, and were exercisable for a period of three years. Mr. Proehl and Mr. Mitchum were each granted a 25,000 stock option award on their initial nomination to the Board. The options vested one year after the grant date and are exercisable for a period of ten years. We shall maintain an appropriate director’s and officer’s insurance policy at all times for our non-employee directors.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee throughout Fiscal 2016 were Messrs. DiTonno (Chair), Pepin and Proehl. None of the members of the Compensation Committee has ever been an officer or employee of our company, and none of the members were parties to any related party transaction with our company during Fiscal 2016. None of our executive officers serves, or has served during Fiscal 2016, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Compensation Policies and Practices as They Relate to Risk Management

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement required by Item 402(b) of Regulation S-K with management. Based on the review and discussions, the Compensation Committee recommended to our Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

COMPENSATION COMMITTEE

Anthony A. DiTonno (Chair)
Gregory Pepin
Gerald T. Proehl

OWNERSHIP OF SECURITIES

Principal Stockholders and Share Ownership by Management

The following table sets forth, as of April 17, 2017, the number and percentage of the outstanding shares of common stock and warrants and options that, according to the information supplied to us, were beneficially owned by (i) each person who is currently a director or a director nominee, (ii) our Named Executive Officers, (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Beneficial Owner Name and Address(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Principal Stockholders
Sabby Healthcare Master Fund, Ltd.(2)	2,740,535	9.71%
c/o Ogier Fiduciary Services (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman KY1-9007 Cayman Islands
RA Capital Management, LLC(3)	2,389,700	8.46%
20 Park Plaza, Suite 1200 Boston, MA 02116
JP SPC3 OXBT FUND(4)	2,180,643	7.18%
Rue Du Mont-Blanc Geneva, Switzerland 1201
Broadfin Capital, LLC(5)	1,968,631	6.97%
300 Park Avenue, 25th Floor New York, New York 10022
Doug Randall	1,613,121	5.62%
Douglas Hay	1,413,121	4.93%
John P. Kelley(7)	1,729,542	6.03%
Officers and Directors
Gregory Pepin(6)	2,225,477	7.87%
Michael B. Jebsen, CPA(7)	516,377	1.80%
Ronald R. Blanck, DO(7)	66,785	*
James Mitchum(7)	61,000	*
Anthony DiTonno(7)	47,252	*
Chris A. Rallis(7)	56,853	*
Gerald T. Proehl(7)	74,882	*
All officers and directors as a group (7 persons)(7)	3,048,626	9.81%

* Less than 1%

(1)	Unless otherwise noted, all addresses are in care of Tenax Therapeutics, Inc. at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.
(2)
The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G filed with the SEC on January 6, 2017 by Sabby Healthcare Master Fund, Ltd., Sabby Management, LLC and Mr. Hal Mintz, each of whom is deemed to have shared voting power and shared dispositive power with respect to 2,740,535 shares of common stock. Sabby Management, LLC, a Delaware limited liability company, serves as the investment manager of Sabby Healthcare Master Fund, Ltd., and Mr. Mintz serves as manager of Sabby Management, LLC.

(3)
The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G filed with the SEC on February 14, 2017 by RA Capital Management, LLC and Mr. Peter Kolchinsky. RA Capital Management, LLC is the general partner of RA Capital Healthcare Fund, L.P. and serves as investment adviser for a separately managed account. Mr. Kolchinsky is the manager of RA Capital Management, LLC. Each of RA Capital Management, LLC and Mr. Kolchinsky is deemed to have shared voting power and shared dispositive power with respect to 2,389,700 shares of common stock.

(4)	Includes 30,898 shares of common stock, and 2,149,745 shares of common stock subject to warrants that are exercisable or convertible, as applicable within 60 days of April 17, 2017.

(5)
The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G filed with the SEC on February 17, 2015 by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Mr. Kevin Kotler, each of whom is deemed to have shared voting power and shared dispositive power with respect to 1,968,631 shares of common stock.

(6)
Includes 14,834 shares of restricted common stock and 30,000 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 17, 2017. Mr. Pepin is a co-founder of EOS, an investment company, which serves as the Investment Manager and Managing Director for OXBT Fund, and consequently he may be deemed to be the beneficial owner of shares held by OXBT Fund. Mr. Pepin disclaims beneficial ownership of the shares held by OXBT Fund except to the extent of his pecuniary interest therein.

(7)
With respect to Dr. Blanck, includes 5,129 shares of common stock subject to warrants and 40,507 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 17, 2017;

With respect to Mr. DiTonno, includes 2,565 shares of common stock subject to warrants and 41,488 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 17, 2017;

With respect to Mr. Rallis, includes 2,565 shares of common stock subject to warrants and 39,798 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 17, 2017;

With respect to Mr. Jebsen, includes 448,283 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 17, 2017;

On April 3, 2017, Mr. Kelley resigned as our Chief Executive Officer and as a director effective immediately. In connection with his resignation, Mr. Kelley entered into the Separation Agreement, pursuant to which Mr. Kelley is entitled to receive severance as set forth above under “Employment and other Contracts”;

With respect to Mr. Proehl, includes 45,000 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 17, 2017 and 29,882 shares for which voting and investment power is shared with Mr. Proehlís spouse;

With respect to Mr. Mitchum, includes 35,000 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 17, 2017 and 26,000 shares for which voting and investment power is shared with Mr. Mitchumís spouse; and

With respect to all officers and directors as a group, includes 10,259 shares of common stock subject to warrants and 680,076 shares of common stock subject to options that are vested, vesting, convertible, or exercisable, as applicable, within 60 days of April 17, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Review and Approval of Related Person Transactions

Our Audit and Compliance Committee is responsible for the review, approval and oversight of all related party transactions. The Audit and Compliance Committee reviews all related party transactions for potential conflict of interest situations on an ongoing basis; provided, however, our Board may from time to time delegate to another independent body of the Board the authority to conduct appropriate review and oversight of related party transactions for potential conflict of interest situations. We are not authorized to engage in any related party transaction unless the Audit and Compliance Committee or another independent body of the Board delegated by the Board approves the transaction.

We have not engaged in any related party transaction since January 1, 2016 in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or any holder of more than 5% of our common stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest, other than the compensation arrangements described in “Executive and Director Compensation.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock.

Based solely upon our review of the Section 16(a) reports in our records for Fiscal 2016 transactions in our common stock, we believe that during the fiscal year ended December 31, 2015 our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that: 1 report, covering a total of 1 transaction, was filed late by Mr. Blanck; 4 reports, covering a total of 4 transactions were filed late by Mr. Jebsen; 1 report, covering a total of 1 transaction, was filed late by Mr. Kelley; 1 report, covering a total of 2 transaction were filed late by Mr. Proehl and Mr. Proehl did not timely file his Form 3.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit and Compliance Committee has selected Cherry Bekaert LLP as our independent registered public accounting firm for Fiscal 2016. Cherry Bekaert LLP served as our independent registered public accounting firm for Fiscal 2016. Representatives of Cherry Bekaert LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Cherry Bekaert LLP has served as our independent auditor since January 2009. In determining whether to reappoint Cherry Bekaert LLP, our Audit and Compliance Committee reviewed the quality of the committee’s discussions with the lead audit partner, the performance of the audit team assigned to our account, Cherry Bekaert LLP’s technical expertise and industry knowledge, Cherry Bekaert LLP’s tenure as our independent auditor and the potential impact of changing auditors. Our Audit and Compliance Committee believes that these factors, in particular Cherry Bekaert LLP’s long-term knowledge of our company, enable it to perform its audits with effectiveness and efficiency.

Our organizational documents do not require that the stockholders ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit and Compliance Committee will reconsider whether to retain Cherry Bekaert LLP, but still may retain them. Even if the selection is ratified, the Audit and Compliance Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The aggregate fees billed for professional services by professional accounting firms in Fiscal 2016, Transition Period 2015 and Fiscal 2015 were as follows:

	Fiscal 2016	Transition Period 2015	Fiscal 2015
Audit fees(1)	$179,000	$123,900	$125,973
Audit-Related Fees(2)	—	—	—
Tax fees(3)	25,050	3,550	13,600
All Other Fees(4)	—	—	—
Total fees	$204,050	$127,450	$139,573

(1)
This category includes fees billed for the fiscal years shown for professional services for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

(2)
This category includes fees billed in the fiscal years shown for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” There were no audit-related fees billed to us in Fiscal 2016, Transition Period 2015 and Fiscal 2015.

(3)	This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax advice, and tax planning.
(4)
This category includes fees billed in the fiscal years shown for products and services provided by the principal accountant that are not reported in any other category. There were no other fees billed to us in Fiscal 2016, Transition Period 2015 and Fiscal 2015.

It is our Audit and Compliance Committee’s policy and procedure to approve in advance all audit engagement fees and terms and all permitted non-audit services provided by our independent registered public accounting firm. We believe that all audit engagement fees and terms and permitted non-audit services provided by our independent registered public accounting firm as described in the above table were approved in advance by our Audit and Compliance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF CHERRY BEKAERT LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: ADVISORY (NONBINDING) APPROVAL OF
NAMED EXECUTIVE OFFICER COMPENSATION

       Our executive compensation program is designed to attract and retain the executive talent essential to the achievement of our strategic and operational goals and to create and maintain stockholder value. We believe that our compensation policies and procedures reward our Named Executive Officers for both their performance and our company’s performance, and we believe such compensation policies and procedures create interests for our Named Executive Officers that are strongly aligned with the short- and long-term interests of our stockholders.

As required by Section 14A of the Exchange Act, we are providing our stockholders with an advisory (nonbinding) vote to approve the compensation of our executive officer. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.”

When you cast your vote, we urge you to consider the description of our executive compensation program contained in this proxy statement, including in the Compensation Discussion and Analysis, the compensation tables and narrative disclosure, as well as the following factors:

●	Compensation decisions for our Named Executive Officers are made by a committee of independent directors.

●
A substantial portion of our Named Executive Officers’ compensation is in the form of equity, which aligns our Named Executive Officers’ interests with those of our stockholders and incentivizes our Named Executive Officers to create stockholder value.

●
The Compensation Committee attempts to set challenging pre-established operational goals related to our Named Executive Officers’ cash bonuses, as demonstrated by the fact that neither of our Named Executive Officers achieved 100% of their operational goals.

●
Our Named Executive Officers' base salaries increased between Fiscal 2015 and Fiscal 2017 but when combined with potential bonus payments, continued to fall at or below the 60th percentile of our Peer Group.

Because your vote is advisory, it will not be binding upon the Board, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on the Board or any of its members. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADVISORY (NONBINDING) APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION.

OTHER MATTERS

Other Business

As of the date of this proxy statement, the Board knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Stockholder Proposals

Under certain conditions, stockholders may request us to include a proposal for action at a forthcoming meeting of our stockholders in the proxy materials for such meeting. All stockholder proposals intended to be presented at our 2018 Annual Meeting of Stockholders must be received by us no later than December 29, 2017 for inclusion in the proxy statement and proxy card relating to such meeting. However, if the date of the 2018 Annual Meeting is changed by more than 30 days from the date of the first anniversary of the 2017 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2018 Annual Meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters that stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing, include the information set forth in the bylaws and be received by our corporate secretary at our principal offices not less than 120 days nor more than 150 days prior to the one-year anniversary of the preceding yearís annual meeting, provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the preceding yearís annual meeting, a stockholderís notice must be received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. The date of our 2018 Annual Meeting of Stockholders has not yet been established, but assuming it is held on June 14, 2018, in order to comply with the time periods set forth in our bylaws, appropriate notice for the 2018 Annual Meeting would need to be provided to our corporate secretary no earlier than January 15, 2018, and no later than February 14, 2018.

Costs of Soliciting Proxies

We will bear the cost of this solicitation, including the preparation, printing, and mailing of the proxy statement, proxy card, and any additional soliciting materials sent by us to stockholders. Our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and schedules, are available on our website at http://www.tenaxthera.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Tenax Therapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Stockholders Sharing the Same Last Name and Address

Only one annual report or proxy statement, as applicable, may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to Investor Relations by e-mail addressed to n.hecox@tenaxthera.com, by mail addressed to Tenax Therapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, or by telephone at (919) 855-2100. Stockholders sharing an address and currently receiving a single copy may contact Investor Relations as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Investor Relations as described above.

REQUESTS FOR DIRECTIONS TO OUR COMPANY’S ANNUAL MEETING

The 2017 Annual Meeting of Stockholders will be held on June 14, 2017 at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 at 9:00 a.m., Eastern Daylight Time. Requests for directions to the meeting location may be directed to Tenax Therapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

TENAX THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 14, 2017 AT 9:00 AM ET
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Tenax Therapeutics, Inc. hereby appoints Nancy J.M. Hecox and Michael B. Jebsen, or either of them as proxies, each with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Tenax Therapeutics, Inc. held of record by the undersigned on April 17, 2016, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 14, 2017 at 9:00 a.m., local time, at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina, 27560, or at any adjournment or postponement thereof.  The undersigned hereby revokes all prior proxies.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www.iproxydirect.com/TENX
PHONE:	1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF TENAX THERAPEUTICS, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Election of Directors:	☐	☐		CONTROL ID:
Ronald R. Blanck, DO			☐	REQUEST ID:
Anthony A. DiTonno			☐
James Mitchum			☐
Gregory Pepin			☐
Gerald T. Proehl			☐
Chris A. Rallis			☐

Proposal 2	FOR	AGAINST	ABSTAIN
Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

Proposal 3	FOR	AGAINST	ABSTAIN
An advisory, non-binding, approval of Named Executive Officer compensation.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE TENAX THERAPEUTICS, INC. 2017 STOCK INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF CHERRY BEKAERT LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSALS 2 AND 3 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
_________________________
_________________________
_________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)